UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  April 29, 2010

(Date of earliest event reported)

THE STANDARD REGISTER COMPANY

(Exact name of Registrant as specified in its Charter)

Ohio (State or other jurisdiction of incorporation)	1-1097 (Commission File No.)	31-0455440 (IRS Employer Identification Number)

600 Albany Street, Dayton, Ohio	45408
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 221-1000

N/A

(Former name or former address, if changed since last report)

Item 1.01  Entry into a Material Definitive Agreement

On April 29, 2010, the Board of Directors of The Standard Register Company (the “Company”) adopted a Form of Director Indemnity Agreement.  Under the form of agreement, the Company will indemnify the directors of the Company, to the fullest extent permitted by law, which is consistent with the Company’s Code of Regulations.

The Company plans to enter into indemnification agreements with individual directors based on the Form of Director Indemnity Agreement at a later date.

A copy of the Form of Director Indemnity Agreement is attached as Exhibit 10.1 and is furnished under this Item 1.01.

Item 2.02  Results of Operations and Financial Condition

The information in this Item 2.02 (including the exhibit referenced below) is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Item 2.02 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

On April 29, 2010, the Company issued an earnings release announcing its financial results for the first quarter ended April 4, 2010.  A copy of the earnings press release is attached as Exhibit 99.1 and is furnished under this Item 2.02.

Item 5.07     Submission of Matters to a Vote of Security Holders

The Company’s Annual Meeting of Shareholders was held on April 29, 2010.  At the meeting, the following two items were voted on by the Company’s shareholders:

ISSUE ONE:  DIRECTOR NOMINEE ELECTION RESULTS

The following were elected to the Company’s Board of Directors to hold office for the ensuing year:

NOMINEE	IN FAVOR	WITHHELD
David P. Bailis	43,057,844	234,261
Roy W. Begley, Jr.	41,345,686	1,946,419
F. David Clarke, III	43,006,945	285,160
Michael E. Kohlsdorf	43,065,274	226,831
R. Eric McCarthey	42,843,300	448,805
Joseph P. Morgan, Jr.	43,022,234	269,871
John J. Schiff, Jr.	39,532,334	3,759,771
John Q. Sherman, II	42,747,567	544,538

In addition to the votes reported above, there were 2,487,137 broker non-votes on the proposal for the election of directors.

ISSUE TWO:  RATIFY THE APPOINTMENT OF BATTELLE & BATTELLE, LLP AS INDEPENDENT AUDITORS

IN FAVOR	AGAINST	ABSTAINED
45,563,819	142,878	72,545

There were no broker non-votes on this proposal.

Item 9.01 Financial Statements and Exhibits.

(c)  Exhibits

Exhibit No.

Description

10.1

Form of Director Indemnity Agreement

99.1

Press Release dated April 29, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT	THE STANDARD REGISTER COMPANY

Date: April 30, 2010	By: /s/Gerard D. Sowar
Gerard D. Sowar, Vice President, General Counsel and Secretary